UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2005
                                                 (August 17, 2005)


                           UNION DENTAL HOLDINGS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


  Florida                            000-26703                  65-0710392
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File Number)     (IRS Employer
  of   incorporation)                                        Identification No.)


1700 University Drive, Suite 200
 Coral Springs, Florida                                          33071
--------------------------------------------------------------------------------
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code: (954) 575-2252


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)



-----------------
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(C))

SECTION 1. REGISTRANT'S BUSINESS AND OPERATION

ITEM 1.01. Entry into a Material Definitive Agreement

     On August 17, 2005, we sold $600,000 in principal amount of our five year convertible debentures to Dutchess Private Equities Fund, II, L.P. (the "Investor"). These debentures bear interest at 10% per annum (payable in cash or stock at the Investor's option). The first $300,000 (less expenses) has been funded with an additional $300,000 to be funded immediately upon filing of a registration statement with the Securities and Exchange Commission ("SEC"). Our obligation to repay the investor is secured by a security agreement which we have granted the Investor. We have pledged all of our assets to insure repayment of this obligation. The Investor's security interest in our assets will be subject to any claims by our bank which provides us with a line of credit.

     Subject to adjustment as more fully set forth in the Debenture Agreement, the fixed conversion price of the debenture shall be $.092 per share or; the lowest closing bid price of the common stock during the fifteen days trading days prior to the filing with the SEC of a registration statement covering the shares issuable on the underlying debt.

     We also issued to the Investor a warrant to purchase 1,304,348 shares of common stock with a strike price of $.092 per share. The warrant may be exercised for a period of five years and the strike price is subject to adjustment if certain conditions are not met.

     If we do not file a Registration Statement with the SEC within 30 days, and if the Registration Statement is not declared effective within 90 days of closing, we will incur significant liquidated damages and interest expense.

     Also on August 17, 2005, we entered into an Investment Agreement with the Investor. Pursuant to this Agreement, the Investor shall commit to purchase up to $5,000,000 of the Company's Common Stock over the course of 36 months ("Line Period"), after a registration statement has been declared effective by the SEC ("Effective Date"). The amount that the Company shall be entitled to request from each of the purchase "Puts", shall be equal to either 1) $100,000 or 2) 200% of the averaged daily volume (U.S market only) ("ADV") multiplied by the average of the 3 daily closing prices immediately preceding the Put Date. The ADV shall be computed using the three (3) trading days prior to the Put Date. The Pricing Period shall be the five (5) consecutive trading days immediately after the Put Date. The Market Price shall be the lowest closing bid price of the Common Stock during the Pricing Period. The Purchase Price shall be set at 95% of the Market Price. The Put Date shall be the date that the Investor receives Put Notice of draw down by Company of a portion of the Line. There are put restrictions applied on days between the Put Date and the Closing Date with respect to that Put. During this time, the Company shall not be entitled to deliver another Put Notice. The Company shall automatically withdraw that portion of the put notice amount, if the Market Price with respect to that Put does not meet the Minimum Acceptable Price. The Minimum Acceptable Price is defined as 75% of the closing bid price of the common stock for the ten (10) trading days prior to the Put Date.

     Investors are urged to read the underlying agreements in their entirety which are attached as exhibits to this Form 8-k for a full understanding of the terms and conditions of these financings.


SECTION 9.        FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits.

Exhibit Number   Description
-------------- ----------------------------------------------------

10.1   *        Debenture Agreement

10.2   *        Debenture Registration Rights Agreement

10.3   *        Warrant Agreement

10.4   *        Equity Line of Credit Registration Rights Agreement

10.5   *        Investment Agreement

10.6   *        Security Agreement

10.7   *        Subscription Agreement

--------------------
* Filed herewith

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              UNION DENTAL HOLDINGS, INC.


August  19, 2005

                                      By: /s/ George D. Green
                                      ---------------------------
                                    Name: George D. Green
                                   Title: CEO and Director